Exhibit 10.1

DEBTOR IN POSSESSION
LOAN AND SECURITY AGREEMENT

by and among

ULTIMATE ELECTRONICS, INC.

and

EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

as debtors and debtors in possession and as joint and several Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO RETAIL FINANCE, LLC

as Arranger and Agent

and

NATIONAL CITY BUSINESS CREDIT, INC.

as Documentation Agent

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Syndication Agent

Dated as of January 14, 2005

FIRST AMENDMENT TO

DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT TO DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT, dated as of January         , 2005 (this “Amendment”), by and among Ultimate Electronics, Inc., a Delaware corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Parent”), Ultimate Intangibles Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Intangibles”), Ultimate Leasing Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Leasing”), Fast Trak Inc., a Minnesota corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Fast Trak”), Ultimate Electronics Partners Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Electronics Partners”), Ultimate Electronics Leasing LP, a Texas limited partnership and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Electronics Leasing”), and Ultimate Electronics Texas LP, a Texas limited partnership and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Electronics Texas” and together with Parent, Intangibles, Leasing, Fast Trak, Electronics Partners and Electronics Leasing, the “Borrowers”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, in its capacity as agent (hereinafter in such capacity, the “Agent”), for itself and the other Lenders.

WHEREAS, the Borrowers, the Lenders, and the Agent are parties to that certain Debtor In Possession Loan and Security Agreement dated as of January 14, 2005 (as the same may be amended, amended and restated or otherwise modified and in effect from time to time, the “Loan Agreement”); and

WHEREAS, the parties desire to amend the Loan Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Defined Terms.  Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

§2.          Amendment to Cover Page of the Loan Agreement.  The Loan Agreement is hereby amended by deleting the cover page thereto in its entirety and substituting in lieu thereof the cover page attached as Exhibit A hereto.

§3.          Amendment to Section 1.1 of the Loan Agreement.

(a)           Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Blocked Account Agreements”, “Standstill Termination Date” and “Voidable Transfer” in their entirety and inserting the following therefor:

““Blocked Account Agreements” means such blocked account/deposit account control agreements, in form and substance satisfactory to the Agent, entered into among a Borrower, any depository institution in which the Borrower maintains any depository account and the Agent, together with all amendments thereto.”

““Standstill Termination Date” means any date (a) on which an Event of Default exists under Section 9.1 and has existed for at least fifteen (15) consecutive days prior to such date, (b) on which Excess Availability is less than $5,000,000 and (i) fifteen (15) days prior to such date Excess Availability was less than $5,000,000 and during such fifteen (15) day period there was no period of three (3) consecutive days in which Excess Availability was equal to or exceeded $5,000,000 or (ii) during the forty-five (45) days prior to such date Excess Availability was less than $5,000,000 for twenty-five (25) or more days during such period, or (c) which is thirty (30) days after the occurrence of a continuing Event of Default in respect of Section 7.2(a), Section 7.3(a), (b), (c) or (d), or Section 8.23 and the Tranche B Lenders have given notice to the Agent that such Event of Default has occurred and is continuing, unless any such Event of Default is cured within such thirty (30) day period.”

““Voidable Transfer” has the meaning set forth in Section 18.8.”

(b)           Section 1.1 of the Loan Agreement is hereby further amended by adding the following new definition of “Agency Account Agreements” in the appropriate alphabetical order:

““Agency Account Agreements” means such agency account agreements, in form and substance satisfactory to the Agent, entered into among a Borrower, any depository institution in which the Borrower maintains any depository account and the Agent, together with all amendments thereto.”

(c)           Section 1.1 of the Loan Agreement is hereby further amended by deleting the amount “$35,000” in the definition of “Carve Out” and substituting in lieu therefor the amount “$100,000”.

(d)           Section 1.1 of the Loan Agreement is hereby further amended by deleting clause (i) of the definition of “Lender Group Expenses” inserting the following therefor:

“(i) actual and reasonable costs and expenses (including attorney’s fees and expenses) incurred by the Lenders in connection with the negotiation, preparation, execution and initial syndication of this Agreement and the other Loan Documents, and”.

(e)           Section 1.1 of the Loan Agreement is hereby further amended by deleting the words “Prior Permitted Liens” in the definition of “Permitted Liens” and substituting in lieu thereof the words “Permitted Prior Liens”.

§4.          Amendment to Section 2.5 of the Loan Agreement.

(a)           Section 2.5(b) of the Loan Agreement is hereby amended by deleting Section 2.5(b) in its entirety and inserting the following therefor:

“(b)         Mandatory Prepayments.  Concurrently with the receipt by the Borrowers of Net Cash Proceeds from any asset dispositions (other than asset dispositions permitted pursuant to Section 8.4), casualties and condemnations and equity issuances (other than the Wattles Equity Investment), the Borrowers shall pay to the Agent, for the accounts of the Lenders, an amount equal to one hundred percent

(100%) of such proceeds in the manner set forth in Section 2.5(d).  Upon receipt thereof, the aggregate Revolving Credit Commitments and the Total Commitment shall each be permanently reduced by such amount.”

(b)           Section 2.5(d)(i)(I) of the Loan Agreement is hereby amended by deleting Section 2.5(d)(i)(I) in its entirety and inserting the following therefor:

“(I)          [Intentionally Omitted]”

§5.          Amendment to Section 2.6 of the Loan Agreement.  Section 2.6 of the Loan Agreement is hereby amended by deleting the word “either” immediately before the phrase “the Dollar limitations” in the first sentence thereof.

§6.          Amendment to Section 4.1 of the Loan Agreement.  Section 4.1(b) of the Loan Agreement is hereby amended by adding the phrase “(the following, collectively, the “Collateral”)” immediately after the phrase “shall at times be secured by”.

§7.          Amendment to Section 7.14 of the Loan Agreement.  Section 7.14 of the Loan Agreement is hereby amended by deleting Section 7.14 in its entirety and substituting therefor:

“7.14      Existence.  Unless otherwise consented to by the Agent and the Required Lenders, all times preserve and keep in full force and effect each Borrower’s valid existence and good standing and any rights and franchises material to Borrowers’ businesses.”

§8.          Amendment to Section 7.26 of the Loan Agreement.  Section 7.26 of the Loan Agreement is hereby amended by replacing the phrase “Within fifteen (15) days after the Closing Date,” contained in such Section with the phrase “By no later than February 11, 2005,”.

§9.          Amendment to Section 8.5 of the Loan Agreement.  Section 8.5 of the Loan Agreement is hereby amended by deleting the word “and” immediately before the phrase “form any new Subsidiary” and substituting therefor “or”.

§10.        Amendment to Section 16.1 of the Loan Agreement.  Section 16.1(d) of the Loan Agreement is hereby amended by adding (i) “2.2(i)” immediately before the reference to “2.3” and (ii) “2.5(d)” immediately before the reference to “7.2”.

§11.        Amendment to Section 17 of the Loan Agreement.  Section 17 of the Loan Agreement is hereby amended by adding the following new Section 17.24 immediately at the end of Section 17:

“17.24    Documentation Agent and Syndication Agent.  National City Business Credit, Inc., in its capacity as Documentation Agent, and General Electric Capital Corporation, in its capacity as Syndication Agent, shall have no duties or responsibilities and shall incur no liability under this Loan Agreement or any other Loan Document.”

§12.        Conditions to Effectiveness.  This Amendment shall be deemed to be effective on the date hereof upon the satisfaction of the following conditions precedent:

(a)           receipt by the Agent of a fully executed counterpart hereof executed by each of the Borrowers and Lenders; and

(b)           the Borrowers shall have paid all unpaid fees and expenses of Bingham McCutchen LLP, special counsel to the Agent, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

§13.        Representations and Warranties.  Each of the Borrowers hereby represents and warrants to the Lenders as follows:

(a)           Ratification, Etc.  Except as expressly amended hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

(b)           Authority, Etc.  The execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of all of their agreements and obligations under the Loan Agreement as amended and the other Loan Documents hereby are within the corporate, limited partnership and limited liability company authority of each of the Borrowers and have been duly authorized by all necessary corporate, limited partnership and limited liability company action on the part of the Borrowers.

(c)           Enforceability of Obligations.  This Amendment and the Loan Agreement as amended and the other Loan Documents hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§14.        No Other Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of any Lender or the Borrowers under the Loan Agreement or the other Loan Documents.

§15.        Expenses.  All costs and expenses incurred or sustained by the Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not this Amendment is consummated.

§16.        Execution in Counterparts; Delivery by Facsimile.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.  Delivery of a counterpart signature page hereof by facsimile shall be deemed an original signature page.

§17.        Miscellaneous.     THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED

BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE APPLICATION OF THE BANKRUPTCY CODE IS MANDATORY.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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